Exhibit 99.1

[Harbor Global Company Ltd. letterhead]

FOR IMMEDIATE RELEASE	CONTACT:	Donald H. Hunter
617-878-1600

HARBOR GLOBAL COMPANY LTD. REPORTS EARNINGS FOR THE  QUARTER ENDED SEPTEMBER 30, 2003

Boston, Massachusetts, November 5, 2003. Harbor Global Company Ltd. (“Harbor Global” or the “Company”) (OTC BB:HRBG) reported a net loss of $0.5 million ($0.10 per share) on revenues of $2.6 million in the third quarter of 2003 compared with breaking even on revenues of $2.6 million for the third quarter of 2002. The $0.5 million decrease in income was attributable principally to lower interest income of $0.3 million and a $0.3 million increase in compensation expense. The compensation expense was recorded in accordance with a restricted stock award entered into between Pioglobal First Russia Inc. (“Pioglobal First Russia”) and two officers of its wholly-owned subsidiary, PIOGLOBAL Asset Management.

For the nine months ended September 30, 2003, the Company reported net income of $3.9 million ($0.70 per share) compared with net income of $2.0 million ($0.36 per share) for the nine months ended September 30, 2002. Net income from continuing operations was $3.9 million ($0.70 per share), an increase of $2.3 million compared with net income from continuing operations of $1.6 million ($0.28 per share) during the first nine months of 2002. The increase was attributable principally to:

–	higher realized portfolio gains of $1.4 million from the Russian real estate management and investment management operations;

–	a $1.3 million gain from the early settlement of the Company’s note payable to Pioneer Investment Management USA Inc.; and

–	gains aggregating $1.2 million associated with the receipt of a supplemental payment from Ashanti Goldfields Teberebie Limited (“Ashanti”) followed by the sale to HSBC Bank USA of the Company’s right to receive further supplemental payments from Ashanti related to the sale by Pioneer Goldfields II Limited, a wholly-owned subsidiary of the Company, of its gold mining operations in Ghana during 2000.

These increases were offset partially by management fees paid to Calypso Management LLC of $0.6 million associated with the second quarter 2003 distribution to shareholders, lower interest income of $0.6 million and $0.3 million of compensation expense recorded in conjunction with Pioglobal First Russia’s restricted stock award. Income from discontinued timber operations for the nine months ended September 30, 2002 was $0.4 million ($0.08 per share).

HARBOR GLOBAL COMPANY LTD.

All amounts except per share are in millions of U.S. dollars

	Third Quarter Ended September 30			Nine Months Ended September 30
	2003		2002	2003		2002
Revenues	$2.6		$2.6	$7.5		$7.1

(Loss) Earnings	($0.5)		$—	$3.9		$2.0
— Continuing Operations	(0.5)		—	3.9		1.6
— Discontinued Operations	—		—	—		0.4

Per Share (Loss) Earnings	($0.1	0)	$—	$0.7	0	$0.3	6
— Continuing Operations	(0.1	0)	—	0.7	0	0.2	8
— Discontinued Operations	—		—	—		0.0	8

Segment Information
Revenues
Russian Real Estate Management and Investment Management	$2.4		$2.3	$6.6		$6.4
Real Estate Management	0.2		0.3	0.7		0.7
Other	—		—	0.2		—

Segment (Loss) Profit
Russian Real Estate Management and Investment Management	($0.5)		($0.3)	$2.6		$1.3
Real Estate Management	(0.2)		(0.2)	(0.7)		(0.8)
Other	0.2		0.5	2.0		1.1

This press release, as well as future oral and written statements of Company management, contains forward-looking statements within the meaning of the federal securities laws. All forward-looking statements are based on currently available information and management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed herein. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statement include, but are not limited to, the following: economic, political and regulatory stability in Russia; the success of our Russian real estate management operations; the Company’s limited history as an independent company; and the Company’s ability to retain key officers and managers. Additional information concerning potential factors that could affect future financial results is detailed from time to time in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission.